UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026 (June 25, 2026)

Veea Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40218	98-1577353
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 E. 83rd Street

New York, NY 10028

(212) 535-6050

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	VEEA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	VEEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Note Conversion Agreement

On June 25, 2026, Veea Inc., a Delaware corporation (the “Company”), entered into a Note Conversion Agreement (the “Note Conversion Agreement”) with NLabs Inc. (“NLabs”), a Delaware corporation and an affiliate of Allen Salmasi, the Chief Executive Officer and Chairman of the board of directors of the Company, pursuant to which the principal and accrued interest under certain promissory notes evidencing loans made by NLabs to the Company (the “Demand Notes”) were exchanged for (i) shares of Series A-1 preferred stock, par value $0.0001 per share, of the Company (the “Series A-1 Preferred Stock”) at an initial stated value of $100.00 per share (the “Per Share Price”) and (ii) warrants to purchase shares of common stock (the “Common Warrants”), par value $0.0001 per share, of the Company (the “Common Stock”), as soon as practicable thereafter but no later than one business day following the execution of the Note Conversion Agreement. On June 25, 2026, the Demand Notes having an aggregate of $4,132,910.49 in principal and accrued interest were exchanged into (i) 41,329 shares of Series A-1 Preferred Stock, and Common Warrants to purchase up to 13,331,969 shares of the Common Stock at an exercise price of $0.31 per share, which Common Warrants are first exercisable on January 1, 2027, and may be exercised until June 25, 2031. Each share of Series A-1 Preferred Stock is convertible into 323 shares of Common Stock, and the shares of Series A-1 Preferred Stock issued pursuant to the Note Conversion Agreement are convertible into up to 13,331,969 shares of Common Stock.

Under the terms of the Note Conversion Agreement, NLabs is entitled to certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A-1 Preferred Stock.

The foregoing summaries of the Note Conversion Agreement and Common Warrant are not complete and are qualified in their entirety by reference to the full text of the Note Conversion Agreement and Common Warrant, copies of which are attached hereto as Exhibits 10.1 and 4.1 and are incorporated herein by reference.

In connection with the issuance of the shares of Series A-1 Preferred Stock, on June 25, 2026, the Company filed a Certificate of Designation of Series A-1 Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to designate Series A-1 Convertible Preferred Stock. Each share of Series A-1 Preferred Stock is entitled to vote on an as converted basis along with the Common Stock, and holders of Series A-1 Preferred Stock are entitled to receive dividends that are economically equivalent to any dividends declared with respect to the Common Stock. Each share of Series A-1 Preferred Stock is convertible into Common Stock at the option of NLabs in an amount equal to the Per Share Price (as adjusted for certain stock splits) divided by $0.31. The foregoing is only a brief description of the material terms of the Certificate of Designation and does not purport to be a complete description of the rights and obligations thereunder. Such description is qualified in its entirety by reference to the Certificate of Designation, which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of NLabs in the Note Conversion Agreement, the issuance of the shares of Series A-1 Preferred Stock pursuant to the Note Conversion Agreement and the issuance of the Common Warrant to NLabs were made in transactions exempt for registration in reliance on the exemption afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws.

None of the securities have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporation by reference to Exhibit 3.1 of the Form 8-K filed with the Commission on September 24, 2024)
3.2	Certificate of Designation of Series A Convertible Preferred Stock (incorporation by reference to Exhibit 3.2 of the Form 8-K filed with the Commission on April 2, 2026)
3.3*	Certificate of Designation of Series A-1 Convertible Preferred Stock
4.1*	Form of Common Warrant
10.1*	Note Conversion Agreement, dated June 25, 2026, by and between Veea Inc. and NLabs Inc.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veea Inc.

Date: June 26, 2026	By:	/s/ Allen Salmasi
	Name:	Allen Salmasi
	Title:	Chief Executive Officer

3